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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated of March 30, 2001, relating to the consolidated financial statements of GameCom, Inc. and Subsidiaries which is contained in that Prospectus. Our report contains an explanatory paragraph regarding our ability to continue as a going concern.

/s/ Thomas O. Bailey & Associates, PC.
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Dallas, Texas
September 20, 2001